ROSETTA PROVIDES UPDATE REGARDING CALPINE BANKRUPTCY

HOUSTON, December 21, 2007 -- Rosetta Resources Inc. (Nasdaq:ROSE), an independent oil-and-gas company, today responded to Calpine’s plan of reorganization which was confirmed by the Bankruptcy Court in New York on December 19, 2007.  Although Rosetta generally supported Calpine’s plan of reorganization, Rosetta objected to the release of Calpine’s claims against, among others, members of Calpine’s current and previous boards of directors on the ground that the proposed releases could not be justified in light of the allegations which Rosetta believes are frivolous and unsubstantiated that Calpine has made regarding these persons’ conduct and role in its lawsuit against Rosetta.

While conceding that Calpine need only meet a very low legal threshold for the Bankruptcy Court to approve the releases, Rosetta was able to detail to the Court the inconsistency in Calpine’s intent to release these persons, when Calpine has alleged in the lawsuit that these same persons were responsible for approving the transaction Calpine alleges to have been rushed, not subject to competitive bidding, and not diligently priced.  In addition, Rosetta pointed out to the Court:

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Either Calpine’s board acted properly, with all relevant information, and with a reasonable basis for believing that the purchase price Calpine was receiving from Rosetta was fair and in Calpine’s best interest, in which event there would not be a basis for the lawsuit against Rosetta, or the board failed to act properly, in which event the board members could  be liable and should not be indemnified by Calpine and there would not be a basis for the releases;

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Calpine was led by a sophisticated board of directors, which included Kenneth Derr, former CEO and Chairman of Chevron, who certainly knew what information to request in order to fully discharge the board’s duties in approving and authorizing the sale of oil and gas businesses, such as the transaction by which Calpine spun off Rosetta through a Rule 144A transaction; thus, if Calpine truly believes its allegations that Rosetta was underpriced by $400 million in a rush transaction, its allegations reflect misconduct and mismanagement by Calpine’s board and they should not be released; and

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If Calpine truly believes it undersold its oil and gas business by $400 million, the sworn testimony by a Calpine board member serving on its audit committee, both now and at the time of the transaction, that Calpine was solvent at the time of the Rosetta transaction negates a crucial element Calpine must prove in its cause of action against Rosetta, and Calpine was therefore releasing the only parties against whom it could conceivably have a claim for disposing of corporate assets without receiving full value (a contention Rosetta continues to dispute).

Randy Limbacher, President and CEO of Rosetta stated, “We will continue to fully protect the interests of Rosetta and its shareholders by vigorously defending against what Rosetta truly believes are frivolous claims by Calpine arising out of a transaction that Calpine’s board with the help of its professional advisers, structured, priced and otherwise thoroughly vetted and reviewed.”  Limbacher emphasized that Calpine’s rush to release its officers, directors and advisors involved in the Rosetta transaction reflect Calpine’s true motive which is merely to renegotiate its deal with Rosetta and the public markets.

About Rosetta

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit http://www.rosettaresources.com.

Forward-Looking Statements: All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Investor Contact:

Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com

Media Contact:
Clint Woods
Vice President
Pierpont Communications
(713) 627-2223 x 1119
cwoods@piercom.com